AMENDMENT AGREEMENT


	THIS AMENDMENT AGREEMENT (the "Amendment"), dated June 6, 2000, amends certain provisions of (i) an agreement by and between TOLL BROTHERS, INC.

("Company") and BRUCE E. TOLL ("Bruce"), dated March 5, 1998 ("Agreement") and (ii) a Consulting and Non-Competition Agreement by and between the Company and Bruce, dated March 5, 1998 ("Consulting Agreement").

	WHEREAS, the parties to the Agreement and the Consulting Agreement have been performing satisfactorily under the two Agreements to date;

	WHEREAS, Bruce is currently serving a three-year term as a member of the Board of Directors of the Company, expiring in the year 2002;

	WHEREAS, Bruce has requested that the Agreement be amended to delete a provision in the Agreement (the "voting provision") which requires that, during the period commencing on March 5, 1998 and expiring either on the date that Bruce no longer serves on the Board of Directors of the Company, or on March 15, 2002 in the event that Bruce dies, resigns, or does not seek re-election to the Board before March 15, 2002, Bruce will vote all shares of Company stock owned or controlled by him as recommended by the Company's management, except with respect to any proposal that would nullify, restrict or disparately reduce the per share voting rights of his shares;

	WHEREAS, in consideration for eliminating the voting provision, Bruce is willing to agree to expand his duties under the Consulting Agreement and to extend the term of the Consulting Agreement, including the non-competition provision; and

	WHEREAS, the Board of Directors of Company, by action separately approved by its independent members, ("Board") has determined that this Amendment Agreement is in the best interests of the Company.

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	NOW THEREFORE, the parties agree as follows:
1. 	Paragraph 7 of the Agreement is hereby amended to delete the following sentence:

"During the period commencing the date hereof and expiring on the date that Bruce no longer serves on the Board (or March 15, 2002 in the event Bruce dies, resigns from or does not seek election the Board before March 15, 2002), Bruce agrees that all shares of Company stock beneficially owned or controlled directly or indirectly by him will be voted as recommended by the Company's management and that he will execute any form of proxy or consent solicited on behalf of the Company's management or its Board or Directors and no other form of proxy or consent, provided that this shall not apply to any proposal that would have the effect of nullifying, restricting or disparately reducing the per share voting rights of the Shares held by Bruce."

	Other than as above provided, no other provisions of Paragraph 7 of the
Agreement, and no other provisions of the Agreement, shall be amended or deleted, it being the express mutual desire of the parties that the
Agreement, with the above deletion, shall be and hereby is reaffirmed in its entirety and shall remain in full force and effect.
1. 	Paragraph 3 of the Consulting Agreement shall be amended:
2. 		(a)	to extend the term of the Consulting Agreement, including the
"Consulting Term" defined in Paragraph 3 and employed throughout the Consulting
Agreement, by deleting the date "October 31, 2001" and substituting the date
"October 31, 2004," and
3. 		(b)	to add the following sentence at the end of Paragraph 3:
"Consultant's services shall, among other things, include providing advice, assistance, information and recommendations with regard to suitable investments to be made by the Company in securities generally relating to or compatible with the real estate industry."



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4. Other than as provided in 2 , above, no other provisions of the Consulting
Agreement shall be amended, it being the express mutual desire of the parties that the Consulting Agreement, as amended by this Amendment Agreement, shall be and hereby is reaffirmed in its entirety and shall remain in full force and effect.



	IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

						TOLL BROTHERS, INC.


						By:	______________________________



						_________________________________
						BRUCE E. TOLL

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